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                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
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PARTIES:            CENTENNIAL BANCORP ("Company")

                    RICHARD C. WILLIAMS ("Executive").

EFFECTIVE DATE:     MAY 5, 2000
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This Second Amendment is made in respect of the following facts:

         A. The parties entered into an Employment Agreement dated October 1, 1995, and a First Amendment to Employment Agreement dated December 1, 1997 (collectively the "Agreement") respecting Executive's employment by Company for a term ending December 31, 2001.

         B. The parties have agreed further to amend the Agreement as provided in and subject to the conditions stated in this Second Amendment.

AGREEMENT:

Section 9.1 of the Agreement is amended to provide as follows:

            9.1. AMOUNT OF DEFERRED COMPENSATION. The total amount of Deferred Compensation shall be equal to fourteen (14) times Executive's Base Salary as specified in Section 3.1.2, subject to adjustment in accordance with the provisions of Section 9.3.

Section 9.3 of the Agreement is amended to provide as follows:

   9.3. INSTALLMENT PAYMENTS. The Deferred Compensation shall be payable by Company in 480 equal semimonthly installment payments, without interest, payable on the fifteenth and the last day of each calendar month after commencement of payments. The amount of each installment payment, and the total balance of Deferred Compensation remaining payable, shall be subject to adjustment as provided in this Section 9.3.

          9.3.1. CPI ADJUSTMENT. Beginning with the thirteenth (13th) month of the Deferred Compensation payment period, and at every twelfth (12th) month thereafter during the payment period, the amount of each installment payment thereafter payable, and the total balance of Deferred Compensation then remaining payable, shall be increased by the percentage of increase, if any, in the CPI from the fifteenth (15th) month preceding the month of adjustment to the third (3rd) month preceding the month of adjustment.

          9.3.2. CPI DEFINED. The term "CPI" means the Consumer Price Index for All Urban Consumers, All Items, U.S. City Average, 1982-84 = 100, as published by the United States Department of Labor Statistics. In no event shall the amount or number of installment payments remaining payable, or the total balance of Deferred Compensation remaining payable, at any time be decreased by reason of this CPI provision. If publication of the CPI shall be discontinued, then another comparable, generally recognized index shall


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SECOND AMENDMENT TO EMPLOYMENT AGREEMENT                                  Page 1
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                   be selected by the parties for the purpose of calculating
                   increases in the amounts payable hereunder, so as to reflect the general rate of price inflation in the United States.

EFFECT OF AMENDMENT

Except as expressly modified by this Second Amendment, all terms, conditions, and provisions of the Agreement (including the First Amendment), and all rights and obligations of the parties thereunder, shall continue in full force and effect.

LEGAL COUNSEL AND EXPENSES

The parties acknowledge and agree that: (a) the law firm of Gleaves Swearingen Larsen Potter Scott & Smith LLP ("GSLPSS") has acted as legal counsel to Company, Bank, and Executive, respectively, on various matters in the past; (b) GSLPSS represents Executive only, and not Company or Bank, in connection with this Second Amendment; (c) neither Company nor Bank has sought or relied on any advice from GSLPSS in connection with the Agreement or this Second Amendment;
(d) prior to executing this Second Amendment, Company and Bank have obtained and relied upon review by, and advice from their general legal counsel, the law firm of Tonkon Torp, concerning Company's and Bank's rights and obligations under the Agreement as modified by this Second Amendment. Company shall reimburse Executive the amount of legal fees incurred by Executive in having this Second Amendment prepared by GSLPSS.

EXECUTION

The parties have executed this Second Amendment to be effective at the date appearing in the caption on page 1.

COMPANY                                      EXECUTIVE

CENTENNIAL BANCORP

By  /s/ Cordy H. Jensen                      /s/ Richard C. Williams
   ---------------------------------         ---------------------------------
     Cordy H. Jensen                               Richard C. Williams
     Director and Secretary


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SECOND AMENDMENT TO EMPLOYMENT AGREEMENT                                  Page 2